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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Collateral Therapeutics
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2001

To Fellow Stockholders of
Collateral Therapeutics, Inc.:

    You are cordially invited to attend the annual meeting of our stockholders, to be held on Thursday, May 24, 2001, at 9:00 a.m. at the DoubleTree Hotel located at 11915 El Camino Real, San Diego, California. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

    If you do not plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

Sincerely,

Jack W. Reich, Ph.D. Chief Executive Officer and Chairman of the Board
San Diego, California

Your Vote Is Important

    In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage is needed if mailed in the United States.

COLLATERAL THERAPEUTICS, INC.
11622 El Camino Real
San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2001

To the Stockholders of Collateral Therapeutics, Inc.:

    Notice is hereby given that the annual meeting of stockholders of Collateral Therapeutics, Inc., a Delaware corporation, will be held on Thursday, May 24, 2001, at 9:00 a.m. Pacific Time at the DoubleTree Hotel, 11915 El Camino Real, San Diego, California, for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  To elect a Board of Directors, as set forth in the accompanying proxy statement, to serve until their successors are elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments of the annual meeting.

    Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices and at the annual meeting.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. If you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting by filing a notice of revocation or another signed proxy with a later date. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

By order of the Board of Directors Tyler M. Dylan, Ph.D., J.D. Vice President, General Counsel & Secretary
April 24, 2001	San Diego, California

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

COLLATERAL THERAPEUTICS, INC.
11622 El Camino Real
San Diego, CA 92130

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held May 24, 2001

    The enclosed proxy is solicited on behalf of the Board of Directors of Collateral Therapeutics, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on May 24, 2001. The annual meeting will be held at 9:00 a.m. Pacific Time at the DoubleTree Hotel, 11915 El Camino Real, San Diego, California. These proxy solicitation materials were mailed on or about April 24, 2001, to all stockholders entitled to vote at the annual meeting.

Action To Be Taken Under the Proxy

    The specific proposals to be considered and acted on at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 30, 2001, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, 13,232,965 shares of our common stock, par value $0.001 were issued and outstanding. No shares of our preferred stock, par value $0.001, were outstanding. Each stockholder is entitled to one vote for each share of common stock on March 30, 2001. Stockholders may not cumulate votes in the election of directors.

    All votes will be counted by the inspector of election appointed for the meeting, who will separately count affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    If the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted at the annual meeting in accordance with the instructions specified on the proxy.

    If the proxy does not specify how the shares are to be voted:

  •
  the proxy will be voted FOR the election of the directors nominated by the Board (unless the authority to vote for the election of six nominee directors is withheld) and,

  •
  the proxy will be voted FOR the approval of Proposal 2 described in the notice and proxy statement (unless contrary instructions are given).

    You may revoke or change your proxy at any time before the annual meeting by filing a notice of revocation or another signed proxy with a later date. These should be filed with our General

Counsel & Secretary at our principal executive offices at 11622 El Camino Real, San Diego, California 92130. You may also revoke your proxy by attending the annual meeting and voting in person.

    We do not know of other matters to be presented for consideration at the annual meeting. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

PROXY SOLICITATION

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm will total approximately $7,500 plus out-of-pocket costs and expenses.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

    The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Our bylaws provide that the authorized number of directors is determined by resolution of the Board of Directors or by the stockholders at an annual meeting, within the range of five to nine individuals. The authorized number of directors is currently six. The Board of Directors has selected six nominees, each of whom is a current director of Collateral. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below. The proxies received by the proxyholders cannot be voted for more than six directors. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of Collateral. Set forth below is information regarding the director nominees.

Business Experience of Director Nominees

    Jack W. Reich, Ph.D., age 52, is one of our co-founders and has served as a director and Chief Executive Officer since April 1995, as President from April 1995 to September 1999 and as Chairman of the Board since June 1999. Dr. Reich is a member of the Employee Benefits Committee. Dr. Reich is also a director and Chairman of the Board of CIStem Molecular Corporation, a gene regulation company. In May 1995, Dr. Reich co-founded MyoTech, Inc., a newly established venture based upon a novel clinical service model and drug therapy to treat chronic muscle injury, which was sold in

November 1996. From October 1994 to January 1995, he was Senior Vice President of Enterprise Partners, a Southern California-based venture capital firm that has played a key role in developing biotechnology and medical technology companies. From September 1987 to October 1994, Dr. Reich was Vice President, Regulatory Affairs and Quality Operations of Gensia, Inc., now Gensia Sicor, Inc., a biopharmaceutical company formed to discover, develop, manufacture and market novel pharmaceutical products for the diagnosis and treatment of human disease. Dr. Reich received a B.A. in Biology from Washington and Jefferson College, a B.S. in Pharmacy from Creighton University, an M.S. in Hospital Pharmacy Administration from Temple University and a Ph.D. in Pharmaceuticals—International Pharmaceutical Administration from Temple University.

    Christopher J. Reinhard, age 47, is one of our co-founders and has served as a director and Chief Financial Officer since April 1995, as Chief Operating Officer since July 1997 and as President since September 1999. From 1990 to 1995, Mr. Reinhard was President of the Colony Group Inc., a business and corporate development company, and Reinhard Associates, an investor relations consulting company. From 1986 to 1990, he served as Vice President and Managing Director of the Henley Group, a diversified industrial and manufacturing group, and as Vice President of various public and private companies created by the Henley Group, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory, IMED Corporation, Wheelabrator Technologies Inc., and Henley Properties Inc. (now California Coastal Communities, Inc.). Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

    Charles J. Aschauer, age 72, has served as a director since 1999. Mr. Aschauer is a member of the Audit Committee. He currently acts as a business consultant. After an 18-year career at Abbott Laboratories, an international healthcare company, he retired as Executive Vice President and a member of the Board of Directors. Mr. Aschauer served as a director of Boston Scientific Corporation, a medical device company, and Linc Capital Inc., a financial services company, for more than five years, and served as a director of Trustmark Insurance Company, for more than fifteen years. Since January 2000, Mr. Aschauer has also served as a director of Solar Communications. Earlier in his career, Mr. Aschauer served as a director of QLT Therapeutics and of Rustoleum Corporation. Mr. Aschauer received a B.A. degree in Business Administration from Northwestern University.

    B. Mason Flemming Jr., age 63, has served as a director since March 2000. Mr. Flemming is a member of the Audit Committee and the Compensation and Stock Plan Administrative Committees. Mr. Flemming is a Chartered Financial Analyst. Since 1995, he has been Managing Director of Flemming Lessard & Shields LLC, formerly Flemming & Lessard, Inc., an investment banking firm he co-founded to represent emerging growth companies. Prior to forming the investment banking firm, Mr. Flemming served as the Executive Vice President of Robert C. Brown & Co., Inc., and helped to establish Pacific Securities, an institutional brokerage and bond trading operation. Mr. Flemming received a B.A. from the University of Pennsylvania and an M.B.A. in Finance from the Harvard Business School.

    Ronald I. Simon, Ph.D., age 62, has served as a director since 1999. Dr. Simon is a member of the Audit Committee, the Employee Benefits Committee, and the Compensation and Stock Plan Administrative Committees. From May 1997 through April 2000, Dr. Simon served as Executive Vice President and Chief Financial Officer of Western Water Company, a developer and marketer of water rights, and has served as a director of the Company since September 1999. Since 1995, Dr. Simon has been a director of SoftNet Systems, Inc., a public company that is an internet services provider. Since 1996, he has been a director of WestCorp Investments, a wholly-owned subsidiary of WestCorp, Inc., a financial services company. From 1995 through December 1999, Dr. Simon served as a director of Citadel Holdings Corporation, a real estate development company. From 1993 to 1997, Dr. Simon was Chairman and Chief Financial Officer of Sonant Corporation. From 1986 to 1990, he was Managing Director and Chief Financial Officer of the Henley Group Inc. From 1976 to 1997, he was a financial consultant and President of Ronald I. Simon Inc., a financial consulting company. Dr. Simon received a B.A. in Economics from Harvard University, an M.A. in History from Columbia University, and a Ph.D. in Business from the Columbia University Graduate School of Business.

    Dale A. Stringfellow, Ph.D., age 56, has served as a director since 1999. Since January 2001, he has served as President of Berlex Laboratories, a wholly-owned subsidiary of Schering AG. From June 1995 to January 2001, he was President of Berlex Biosciences, another wholly-owned subsidiary of Schering AG. He has been a director of Myriad Genetics Inc., a public company, since December 1991. From July 1990 until April 1995, he was President, Chief Executive Officer and a director of Celtrix Pharmaceuticals. Dr. Stringfellow has also held other positions including: Vice President and Senior Director of Preclinical Cancer Research at Bristol-Myers Company; Research Head, Cancer Virology and Cellular Biology Research at Upjohn Company; and Vice President, Research and Development at Collagen Corporation. Dr. Stringfellow received a B.S. and a Ph.D. in Microbiology from the University of Utah.

Board Committees and Meetings

    The Board of Directors held four meetings and acted by unanimous written consent five times during 2000. The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Plan Administrative Committee and an Employee Benefits Committee. Each director nominee attended or participated in 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 2000.

    The Audit Committee currently consists of three directors, Mr. Aschauer, Mr. Flemming and Dr. Simon, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The Audit Committee is primarily responsible for approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee held one meeting during 2000. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

    The Compensation Committee currently consists of Dr. Simon and Mr. Flemming. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The Compensation Committee also has the exclusive authority to administer our employee stock purchase plan. The Compensation Committee held one meeting during 2000.

    The Stock Plan Administrative Committee currently consists of Dr. Simon and Mr. Flemming. The Stock Plan Administrative Committee has the exclusive authority to administer our stock incentive plan and to make option grants under that plan. The Stock Plan Administrative Committee acted by unanimous written consent eight times during 2000.

    The Employee Benefits Committee currently consists of two directors, Dr. Simon and Dr. Reich. The Employee Benefits Committee is primarily responsible for establishing and administering Collateral's employee benefit plans. The Employee Benefits Committee held one meeting during 2000 and acted by unanimous written consent once during 2000.

Director Compensation

    We reimburse directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Currently, our non-employee directors are eligible to receive an annual fee of up to $18,000. During 2000, Mr. Aschauer, Dr. Simon and Dr. Stringfellow each earned $18,000 in fees and Mr. Flemming earned $13,500 in fees. Under our stock incentive plan, directors who are not officers or employees will receive periodic option grants. Under the option grant program for non-employee directors, each individual who first becomes a director at any time after the July 2, 1998 effective date of the program receives an option grant for 15,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in our employ. In addition, on the date of each annual meeting, each non-employee director who continues to serve as a director is granted an option to purchase 5,000 shares of common stock, provided such individual has served on the Board for at least six months.

    Each grant for non-employee directors has an exercise price equal to 100% of the fair market value per share of common stock on the option grant date, and has a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Under the terms of the non-employee directors stock option program, Mr. Flemming received a 15,000-share grant on March 14, 2000 at an exercise price of $25.875 per share and Mr. Aschauer, Dr. Simon and Dr. Stringfellow each received a 5,000-share grant on May 25, 2000 at an exercise price of $23.125 per share.

    Each non-employee director's option is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option are subject to repurchase by Collateral, at the exercise price paid per share, should the optionee cease Board services prior to vesting in those shares. The shares subject to each initial 15,000-share option grant vest in successive equal annual installments upon the individual's completion of each year of Board service over the three-year period measured from the option grant date. Each 5,000-share option grant vests on the one year anniversary of the option grant date. However, the shares subject to each grant will immediately vest in full upon certain changes in control or ownership of Collateral or upon the optionee's death or disability while a director.

Recommendation of the Board of Directors

    The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, our independent public auditors during 2000, to serve in the same capacity for the year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Ernst & Young LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of Collateral and its stockholders.

    A representative of Ernst & Young LLP is expected to be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Collateral's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in Collateral's Forms 10-Q for such fiscal year were $62,750.

Financial Information Systems Design and Implementation Fees

    No fees were billed by Ernst & Young LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2000.

All Other Fees

    The aggregate fees billed by Ernst & Young LLP for professional services other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $12,025 during fiscal year 2000. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Recommendation of the Board of Directors

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2001.

OTHER MATTERS

    We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock as of January 31, 2001, by:

  •
  all persons who are beneficial owners of 5% or more of common stock,

  •
  each director and nominee for director,

  •
  the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this proxy statement, and

  •
  all current directors and executive officers as a group.

    Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Except as otherwise indicated, the address of all stockholders listed in the table is 11622 El Camino Real, San Diego, California 92130. Percentage of ownership is based on 13,228,215 shares of common stock outstanding on January 31, 2001, and is calculated as required under SEC Rule 13d-3(d)(1) but includes all options (including shares exercisable more than 60 days after January 31, 2001, as described below in the footnotes).

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	2,133,300	16.1%
Schering Berlin Venture Corp. 110 East Hanover Avenue Cedar Knolls, New Jersey 07929	1,584,676	12.0%
The Wellcome Trust 183 Euston Road London, England NW1 2BE	987,500	7.5%
Franklin Resources, Inc. 901 Mariners Island Blvd. 6th Floor San Mateo, CA 94404	790,000	6.0%
H. Kirk Hammond (1) Veteran's Administration Medical Center (#111A) 3350 La Jolla Village Drive San Diego, CA 92161	1,947,807	14.6%
Jack W. Reich (2)	1,735,857	12.7%
Christopher J. Reinhard (3)	909,357	6.7%
Charles J. Aschauer (4)	20,000	0.2%
Tyler M. Dylan (5)	181,689	1.4%
B. Mason Flemming, Jr. (6)	20,000	0.2%
Jeffrey Friedman (7)	133,920	1.0%

Ronald I. Simon (8)	23,200	0.2%
Dale A. Stringfellow (9)	20,000	0.2%
John F. Warner (10)	60,120	0.5%
All current directors and executive officers as a group (11 persons) (2)—(10)	3,195,553	22.0%

(1)
Includes 72,200 shares of common stock held in a family trust for the benefit of Dr. Hammond's children, 142,500 shares of common stock held in a trust for the benefit of Talisin T. Hammond and 142,500 shares of common stock held in a trust for the benefit of Shura X. Hammond. Dr. Hammond exercises shared voting and investment power with respect to all such shares. Dr. Hammond disclaims beneficial ownership of these shares. Also includes 149,100 option shares held by H. Kirk Hammond, and 9,500 option shares held by Tamsin L. Kelly. Of these 158,600 total option shares, 109,850 are exercisable within 60 days after January 31, 2001.

(2)
Includes 76,000 shares beneficially owned by the Jordon A. Reich Trust dated January 31, 1992, Mary P. Reich, Trustee and 76,000 shares beneficially owned by the Jason D. Reich Trust dated January 31, 1992, Mary P. Reich, Trustee. Dr. Reich disclaims beneficial ownership of these shares. Also includes 402,850 option shares of which 182,016 options are exercisable within 60 days after January 31, 2001.

(3)
Includes 38,000 shares beneficially owned by Griffin J. Reinhard, a minor son of Mr. Reinhard. Also includes 390,150 option shares of which 212,649 options are exercisable within 60 days after January 31, 2001.

(4)
Includes 20,000 option shares beneficially owned by the Charles J. Aschauer, Jr. Trust dated August 6, 1964, Charles J. Aschauer, Jr., Trustee, of which all are exercisable within 60 days after January 31, 2001.

(5)
Includes 168,408 option shares of which 53,511 are exercisable within 60 days after January 31, 2001.

(6)
Includes 20,000 option shares of which 17,291 are exercisable within 60 days after January 31, 2001.

(7)
Includes 130,252 option shares of which 52,958 are exercisable within 60 days after January 31, 2001.

(8)
Includes 20,000 option shares of which all are exercisable within 60 days after January 31, 2001.

(9)
Includes 20,000 option shares of which all are exercisable within 60 days after January 31, 2001. Does not include shares controlled by Schering AG, the parent corporation of Berlex Inc. (of which Dr. Stringfellow is President and Chief Executive Officer) and Schering Berlin Venture Corp.

(10)
Includes 60,000 option shares of which none are exercisable within 60 days after January 31, 2001.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers (the "Named Executive Officers") whose salary and bonus for the 2000 fiscal year was in excess of $100,000, for services rendered in all capacities.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)		Bonus(3)	Other Annual Compensation(4)		Securities Underlying Options/SARs	All Other Compensation(6)
		$		$	$		#	$
Jack W. Reich Chairman of the Board and Chief Executive Officer	2000 1999 1998	$460,017 $350,013 $324,887		$210,000 $224,335 $85,000	— — —		175,000 — 227,850	$15,563 $11,661 $5,542
Christopher J. Reinhard President, Chief Operating Officer, Chief Financial Officer and Director	2000 1999 1998	$325,012 $250,010 $231,259		$150,000 $163,991 $75,000	— — —		150,000 — 240,150	$11,548 $8,247 $2,722
Tyler M. Dylan Vice President, General Counsel and Secretary	2000 1999 1998	$182,007 $205,008 $34,956	(2)	$100,000 $70,000 $15,000	— — $22,089	(5)	78,408 40,000 60,000	$1,833 — —
Jeffrey Friedman Vice President, Development	2000 1999 1998	$228,008 $215,018 $58,716	(2)	$65,000 $50,000 $12,000	— — $76,535	(5)	60,852 — 70,000	$1,841 — —
John F. Warner Vice President, Research & Technology	2000 1999 1998	$125,774 — —		$60,000 — —	$38,878 — —	(5)	60,000 — —	— — —

(1)
Includes amounts deferred pursuant to our 401(k) Plan.

(2)
This executive elected to forgo a portion of their base salary in exchange for an option grant as further described in the Stock Options and Stock Appreciation Rights section.

(3)
Bonuses include amounts paid in a current fiscal year for performance in the preceding fiscal year. The 2000 amounts therefore reflect bonuses paid in 2001.

(4)
Except as noted, the aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer and has therefore been omitted.

(5)
This figure relates to amounts paid by Collateral for relocation costs incurred by the executive and payments made to cover the related taxes.

(6)
The 2000 figures include the estimated dollar value of the economic benefit of premiums advanced by Collateral for a split-dollar life insurance policy for the named executive ($5,511 for Dr. Reich, $5,538 for Mr. Reinhard, $1,833 for Dr. Dylan and $1,841 for Dr. Friedman). For Dr. Reich and Mr. Reinhard, the remainder of the 2000 amount and the 1999 and 1998 figures relate to amounts paid for health care reimbursements and other life insurance premiums.

Stock Options and Stock Appreciation Rights

    The table below contains information concerning the stock options granted to the Named Executive Officers during the 2000 fiscal year. All grants were made under our 1998 stock incentive plan. Except for the limited stock appreciation rights summarized below, no stock appreciation rights, or SARs, were granted to the Named Executive Officers during such fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

		Percent of Total Options/SARs Granted to Employees in Fiscal Year						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options/SARS Granted					Market Price on Date of Grant
				Exercise or Base Price(1)
							Expiration Date(3)
Name								0%	5%	10%
	#	%		$/Share		$/Share		$	$	$
Jack W. Reich	175,000	21.48%		$24.00		$24.00	07/26/10	—	$2,640,443	$6,690,874
Christopher J. Reinhard	150,000	18.41%		$24.00		$24.00	07/26/10	—	$2,263,237	$5,735,035
Tyler M. Dylan	3,408 75,000	0.42 9.21	% %	$7.04 $27.31	(2)	$21.13 $27.31	01/02/10 08/06/10	$48,000 —	$93,263 $1,287,829	$162,693 $3,263,354
Jeffrey Friedman	852 25,000 35,000	0.10 3.07 4.30	% % %	$7.04 $29.06 $24.56	(2)	$21.13 $29.06 $24.56	01/02/10 02/22/10 12/11/10	$12,000 — —	$23,316 $456,773 $540,466	$40,673 $1,157,461 $1,369,538
John F. Warner	60,000	7.36%		$24.13		$24.13	06/05/10	—	$910,010	$2,305,962

(1)
The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure in which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Collateral, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(2)
This executive elected to participate in the Salary Investment Option Grant Program and to forgo a portion of his base salary in exchange for an option grant. The number of option shares was determined by dividing the total dollar amount of the authorized reduction in the executive's base salary by two thirds of the fair market value per share of common stock on the option grant date, and the exercise price per share is equal to one third of the fair market value of the option shares on the grant date. These options became exercisable for the option shares in a series of 12 successive equal monthly installments upon optionee's completion of each month of service during 2000.

(3)
The option includes a "limited stock appreciation right" pursuant to which this option may, upon the successful completion of a hostile tender offer to acquire control of more than 50% of the total combined voting power of our outstanding securities, be surrendered to us in return for a cash payment equal to the excess of (i) the then current market price of the shares of common stock subject to the surrendered option or, if higher, the highest price paid per share of common stock in such tender offer over (ii) the exercise price payable for those shares. Except for the Salary Investment Option Grants described above and Dr. Warner's option, the option becomes exercisable over 48 successive monthly installments upon Optionee's completion of each additional month of service as measured from July 27, 2000 for Dr. Reich and Mr. Reinhard, from August 7, 2000 for Dr. Dylan's 75,000 option grant, from February 23, 2000 for Dr. Friedman's 25,000 option grant and from December 12, 2000 for Dr. Friedman's 35,000 option grant. One quarter of Dr. Warner's option grant becomes exercisable upon his completion of one year of service measured from May 15, 2000 and the remainder becomes exercisable over 36 successive monthly installments upon each additional month of service as measured from May 15, 2001. Options become exercisable on an accelerated basis upon a liquidation or dissolution of Collateral Therapeutics or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the surviving entity. In addition, the compensation committee of the Board of Directors may accelerate the vesting of the option in the event there is (i) a change in the composition of the Board of Directors over a period of two years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or (ii) a change of ownership of securities possessing more than 50% of the total combined voting power of Collateral Therapeutics' outstanding securities pursuant to a hostile tender offer.

(4)
There can be no assurance provided to any of our executive officers or other holders of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the officers with an exercise price equal to the fair market value of the option shares on the grant date.

Aggregated Option\SAR Exercises and Fiscal Year-End Values

    The following table provides information, with respect to the Named Executive Officers, concerning options and stock appreciation rights held by them at the end of the 2000 fiscal year. Other than Dr. Friedman, none of the Named Executive Officers exercised any options or stock appreciation rights during the 2000 fiscal year, and except for the limited stock appreciation rights described above, no stock appreciation rights were held by the officers at the end of such year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

			Number of Unexercised Options/SARs at FY-End
					Value of Unexercised in-the-Money Options/ SARs at FY-End (1)
	Shares Acquired Upon Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
	#	$	#	#	$	$
Jack W. Reich	—	—	158,579	244,271	$1,753,732	$1,093,750
Christopher J. Reinhard	—	—	194,525	195,625	$2,258,272	$765,625
Tyler M. Dylan	—	—	52,575	125,833	$452,407	$430,129
Jeffrey Friedman	600	$7,088	44,835	85,417	$467,101	$361,758
John F. Warner	—	—	—	60,000	—	—

(1)
Based upon the market price of $17.6875 per share, determined on the basis of the closing selling price per share of common stock on the NASDAQ National Market on the last trading day of the 2000 fiscal year, less the option exercise price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

    There are no formal employment agreements with any of our officers, all of whom are advisors or employees on an at-will basis.

    The Stock Plan Administrative Committee of the Board of Directors, as plan administrator of our 1998 stock incentive plan, has the authority to provide for accelerated vesting of any outstanding options held by our executive officers or any unvested share issuances actually held by such individual, in connection with certain changes in control of Collateral or the subsequent termination of the officer's employment following the change in control event.

Compensation Committee Interlocks and Insider Participation

    As of December 31, 2000, the Compensation Committee of our Board of Directors consisted of Dr. Simon and Mr. Flemming. Neither of these individuals was an employee or an officer of ours.

    None of our current executive officers has served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during the last fiscal year.

    The following report of the Compensation Committee and Stock Plan Administrative Committees' and performance graph should not be considered to be part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act or the Securities Exchange Act will not include the report or graph reproduced below.

Compensation and Stock Plan Administrative Committees'
Report on Executive Compensation

    It is the duty of the Compensation and Stock Plan Administrative Committee to review and determine the base salaries, annual incentives, compensation and long-term incentives of our executive officers, including our Chief Executive Officer, and to establish the general compensation policies for such individuals. The Stock Plan Administrative Committee has the sole and exclusive authority to make discretionary option grants to our executive officers under our 1998 stock incentive plan.

    The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

    General Compensation Policy.  The Compensation and Stock Plan Administrative Committees' policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary. Each executive officer's compensation package is comprised of three elements:

  •
  base salary that is competitive with the market and reflects individual performance,

  •
  annual variable performance awards payable in cash and tied to our achievement of annual performance goals, and

  •
  long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders.

    Factors.  Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation policy indicated above.

    Base Salary.  In setting base salaries, the Compensation Committee reviewed published compensation survey data for over 400 biotechnology companies. The base salary for each officer reflects the salary levels for comparable positions in the published surveys for such comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted yearly on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our corporate performance may also be a factor in determining the base salaries.

    Annual Incentive Compensation.  Annual bonuses are earned by each executive officer on the basis of our achievement of the corporate performance targets established at the start of the fiscal year and the achievement of other individual goals.

    Long-Term Incentives.  Generally, stock option grants are periodically made to each of our executive officers by the Stock Plan Administrative Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes vested in a series of installments over a four-year period, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Stock Plan Administrative Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Stock Plan Administrative Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Stock Plan Administrative Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

    CEO Compensation.  In setting the total compensation payable to our Chief Executive Officer, Dr. Reich, for the 2000 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to the achievement of corporate performance targets established at the start of the 2000 fiscal year.

    Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal year 2001 will exceed that limit. Our 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. However, for purposes of Section 162(m), we do not treat option grants made under the Salary Investment Option Grant Program of the 1998 stock incentive plan as performance based compensation. We therefore treat the excess of the fair market value of the shares purchased by the executive officer under such an option over the exercise price to be paid for the shares (which excess correspond's to the officer's foregone salary), as subject to the $1 million limitation. Since it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Collateral's executive officers. The Compensation Committee may reconsider this decision if the individual cash and other non-performance based compensation of any executive officer ever approaches the $1 million level.

    It is the opinion of the Compensation Committee and the Stock Plan Administrative Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

COMPENSATION COMMITTEE STOCK PLAN ADMINISTRATIVE COMMITTEE
Ronald I. Simon B. Mason Flemming, Jr.

Report of the Audit Committee

    The Audit Committee oversees Collateral's financial reporting process on behalf of our Board of Directors. Management has primary responsibility for the financial and reporting process including the systems of internal controls. Collateral's independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

    In this context, the Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management.

  •
  The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Communications with Audit Committees).

  •
  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

    Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    The undersigned members of the Audit Committee have submitted this Report to the Audit Committee:

AUDIT COMMITTEE
Charles J. Aschauer B. Mason Flemming, Jr. Ronald I. Simon

Stock Performance Graph

    The graph depicted below shows a comparison of our cumulative total stockholder returns for our common stock, the Nasdaq Index, the Russell 2000 Index and the Standard & Poors' SmallCap Biotech Index, from the date of our initial public offering on July 2, 1998 through December 31, 2000. | The graph assumes that $100 was invested on July 2, 1998, in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on Collateral's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on July 02, 1998
with dividends reinvested

	7/98	9/98	12/98	3/99	6/99	9/99	12/99	3/00	6/00	9/00	12/00
Collateral Therapeutics	$100	$79	$93	$119	$304	$251	$253	$580	$335	$383	$234
Russell 2000	$100	$80	$93	$88	$101	$95	$112	$120	$116	$117	$109
Nasdaq US	$100	$90	$117	$132	$144	$148	$218	$245	$213	$196	$131
S&P SmallCap Biotech Index	$100	$82	$100	$86	$96	$106	$168	$223	$294	$341	$288

    Notwithstanding anything to the contrary set forth in any of Collateral's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange of Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report, nor the Compensation and Stock Plan Administrative Committees' Report is to be incorporated by reference into any future filings made by Collateral under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against certain expenses, including attorneys' fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of the individual's status or service as a director or officer. These agreements also require us to advance expenses incurred by the individual in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

  Board of Directors Affiliations

    In May 1996, we entered into a collaboration, license and royalty agreement with Schering AG, the parent corporation of Schering Berlin Venture Corporation which is a holder of more than 5% of our securities. Further, Dr. Stringfellow, a director of Collateral, is President of Berlex Biosciences, a wholly-owned subsidiary of Schering AG. The agreement established a strategic alliance related to the development and commercialization of gene therapy products to promote angiogenesis. Our 2000 revenues under this agreement were $2.0 million. We issued two secured promissory notes dated August 12, 1995 and October 12, 1995 in the aggregate amount of $500,000 to Schering Berlin Venture Corp. Both notes were amended and restated on May 16, 1996. The amended notes bear interest at 1% below the prime rate; at January 31, 2000, the amended notes bore interest at 8.0%. Such notes are secured by our assets, with the exception of certain equipment purchased from February 15, 1998 through November 15, 1998 which is pledged on a first priority basis under our bank loan. Principal and interest on the notes are due and payable upon demand.

    Dr. H. Kirk Hammond, a scientific founder and principal stockholder of the company, and Dr. Tamsin L. Kelly performed consulting services for the company at management's request, for which they were paid a total of $186,000 in 2000. In addition, in April 2001, the company provided loans of $300,000 each to Dr. H. Kirk Hammond, Dr. Jack W. Reich, Mr. Christopher J. Reinhard and Dr. Tyler M. Dylan, each of whom is a principal stockholder and/or officer of the company. The loans are secured by pledges of certain stock and stock options of the company. The loans bear interest at the prevailing call money rate and are due in full in two years.

    We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and are expected to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon the copies of Section 16(a) reports which we received from such persons, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals.

STOCKHOLDER PROPOSALS FOR OUR 2001 ANNUAL MEETING

    Stockholder proposals that are intended to be presented at our 2002 annual meeting must be received no later than December 26, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws. In addition, the proxy solicited by the Board of Directors for the 2002 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than December 26, 2001.

ANNUAL REPORT TO STOCKHOLDERS

    A copy of our annual report for the 2000 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10-K

    We filed an annual report on Form 10-K with the Securities and Exchange Commission on or about March 30, 2001. Stockholders may obtain a copy of this report, without charge. Requests should be directed to the President and Chief Financial Officer of Collateral, at our principal executive offices located at 11622 El Camino Real, San Diego, CA 92130, telephone number (858) 794-3400.

THE BOARD OF DIRECTORS OF COLLATERAL THERAPEUTICS, INC.
Dated: April 24, 2001

THE BOARD OF DIRECTORS OF
COLLATERAL THERAPEUTICS, INC.

AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information to be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The Audit Committee is also to assist the Board of Directors by reviewing the performance of the independent accountants retained by the Corporation. The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives therefore have the authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Committee shall meet as necessary to fulfill its responsibilities enumerated in Section IV of this Charter, and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

  1.
  Review this Charter at least annually and recommend any changes to the Board.

  2.
  Review the organization's annual financial statements and other relevant financial reports or financial information.

  3.
  Review the regular internal financial reports prepared by management and any internal auditing department or other financial review personnel.

  4.
  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  5.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

A-1

  6.
  Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  7.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A-2

COLLATERAL THERAPEUTICS, INC.

PROXY

Annual Meeting of Stockholders, May 24, 2001
This Proxy is Solicited on Behalf of the Board of Directors of
Collateral Therapeutics, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 24, 2001 and the Proxy Statement and appoints Jack W. Reich, Christopher J. Reinhard, and Tyler M. Dylan, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Collateral Therapeutics, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The DoubleTree Hotel, 11915 El Camino Real, San Diego, California on Thursday, May 24, 2001 at 9:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(TO BE SIGNED AND DATED ON REVERSE SIDE)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
COLLATERAL THERAPEUTICS, INC.

May 24, 2001

Please Detach and Mail in the Envelope Provided

A /X/ Please mark your votes as in this example.

1.
To elect the following directors to serve until the next Annual Meeting of Stockholders and until their successors are fully elected and qualified:

  FOR  / /         WITHHOLD AUTHORITY TO VOTE  / /

NOMINEES:
Jack W. Reich
Christopher J. Reinhard
Charles J. Aschauer
B. Mason Flemming
Ronald I. Simon
Dale A. Stringfellow

(INSTRUCTIONS: To withhold authority to vote for any nominee, check the box "WITHHOLD AUTHORITY TO VOTE" and write that nominee's name on the line below; to withhold authority to vote for ALL nominees, check the box "WITHHOLD AUTHORITY TO VOTE" and write "ALL" on the line below.)

2.
To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

  FOR  / /         AGAINST  / /         ABSTAIN  / /

3.
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors recommends a vote FOR the directors listed above and a vote FOR the proposals listed above. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above and FOR the other proposals.

Authorized Signature(s)_______________________________Dated:_____________, 2001

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:____________________

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2001
PROXY STATEMENT
PROXY SOLICITATION
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
Compensation and Stock Plan Administrative Committees' Report on Executive Compensation
Report of the Audit Committee
CUMULATIVE TOTAL RETURN Based upon an initial investment of $100 on July 02, 1998 with dividends reinvested
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS FOR OUR 2001 ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS
ANNUAL REPORT ON FORM 10-K
AUDIT COMMITTEE CHARTER
COLLATERAL THERAPEUTICS, INC. PROXY